UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

KINTARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 350-4364

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KTRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, the Board of Directors (the “Board”) of Kintara Therapeutics, Inc. (the “Company”) appointed Robert E. Hoffman, the then current Chairman of the Board, to succeed Saiid Zarrabian as President and Chief Executive Officer of the Company. In connection with his appointment, Mr. Hoffman resigned as a member of the Company’s Audit Committee and Compensation Committee. In connection with the appointment of Mr. Hoffman, on November 8, 2021, the Board and Mr. Zarrabian mutually agreed that Mr. Zarrabian would immediately transition into the role of Head of Strategic Partnerships.

Robert E. Hoffman, age 55, has served as the Company’s director since April 11, 2018 and as the Chairman since June 2, 2018. He has served as a member of Aslan Pharmaceuticals, Inc.’s board of directors since October 2018, as a member of Antibe Therapeutics Inc.’s board of directors since November 2020, and as a member of Saniona AB’s board of directors since September 2021. Mr. Hoffman served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc. a publicly-held pharmaceutical company from April 2017 to October 2020. Prior to joining Heron Therapeutics, Inc., Mr. Hoffman served as Executive Vice President and Chief Financial Officer of Innovus Pharmaceuticals, Inc., a publicly-held pharmaceutical company, from September 2016 to April 2017. From July 2015 to September 2016, Mr. Hoffman served as Chief Financial Officer of AnaptysBio, Inc., a publicly-held biotechnology company. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., or Arena, a publicly-held biopharmaceutical company. From August 2011 to June 2012 and previously from December 2005 to March 2011, he served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. From March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a biopharmaceutical drug company. Mr. Hoffman formerly served as a member of the board of directors of CombiMatrix Corporation, a molecular diagnostics company, MabVax Therapeutics Holdings, Inc., a biopharmaceutical company and Aravive, Inc., a clinical stage biotechnology company, from October 2018 to April 2020. Mr. Hoffman serves as a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President of the San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standard Board (FASB) for 10 years (2010 to 2020) advising the United States accounting rulemaking organization on emerging issues and new financial guidance. Mr. Hoffman holds a B.B.A. from St. Bonaventure University

Saiid Zarrabian, age 68, has served as our director since July 7, 2017, Chief Executive Officer since November 3, 2017, and President since January 1, 2018. Since October 2016, Mr. Zarrabian has served as an advisor to Redline Capital Partners, S.A., a Luxembourg based investment firm. From 2012 to 2014 he served as Chairman and member of the board of directors of La Jolla Pharmaceutical Company during which time the company transitioned from an OTC listed company to a Nasdaq listed company. From 2012 to 2013 he served as President of the Protein Production

Division of Intrexon Corporation, a synthetic biology company. He has also previously served as CEO and member of the board of directors of Cyntellect, Inc., a stem cell processing and visualization Instrumentation company until its sale in 2012, as President and COO of Senomyx, Inc., a company focused on discovery and commercialization of new flavor ingredients, and as COO of Pharmacopeia, Inc., a former publicly-traded provider of combinatorial chemistry discovery services and compounds, where he also served as President & COO of its MSI Division. In addition, Mr. Zarrabian has served on numerous private and public company boards, including at Immune Therapeutics, Inc., Exemplar Pharma, LLC, Ambit Biosciences Corporation, eMolecules, Inc., and Penwest Pharmaceuticals CO. His other experience includes COO at Molecular Simulations, COO of Symbolics, Inc., and as R&D Director at Computervision, Inc.

On November 8, 2021, the Company entered into an Executive Employment Agreement (the “Hoffman Employment Agreement”) governing the terms and conditions of Mr. Hoffman’s employment as President and Chief Executive Officer. Pursuant to the terms of the Hoffman Employment Agreement, Mr. Hoffman will receive an annual base salary of $551,000 and will be eligible to receive a fiscal year target bonus of up to 50% of base salary, subject to the achievement of performance targets or criteria established by the Board for such year (which may be adjusted by the Board to up to 75% of base salary based on overachievement of bonus targets or other performance criteria). Mr. Hoffman was also granted a stock option to purchase up to 3,519,170 shares of the Company’s common stock, at an exercise price equal to the closing price of the Company’s common stock on November 8, 2021. Under the Hoffman Employment Agreement, Mr. Hoffman’s employment may be terminated by the Company with or without cause (as defined therein). In the event the Company terminates Mr. Hoffman’s employment without cause, or if Mr. Hoffman resigns for good reason (as defined in the Hoffman Employment Agreement), the Company will be required to pay Mr. Hoffman continued payment of his base salary for 12 months, any earned, but unpaid bonus for the preceding year, and a prorated bonus for the year of termination based on performance through the date of termination. In addition, in that event Mr. Hoffman will be provided an additional six months of vesting credit for any outstanding stock options and continued health coverage during the severance period. In the event that a termination of Mr. Hoffman’s employment under such circumstances occurs during a period beginning 60 days before a definitive corporate transaction agreement is entered into that would result in a change in control (as defined in the Hoffman Employment Agreement), or within 12 months following a change in control, the foregoing separation pay and benefits will apply except that his base salary will continue for 18 months (instead of 12 months) he will receive 100% of his target bonus (rather than a prorated bonus), and his stock options will be fully vested.

On November 8, 2021, the Company also entered into that certain Second Amended Employment Agreement (the “Zarrabian Employment Agreement”) with Mr. Zarrabian pursuant to which Mr. Zarrabian was appointed Head of Strategic Partnerships. Pursuant to the terms of the Zarrabian Employment Agreement, Mr. Zarrabian will receive an annual base salary of $285,000 and will be eligible to receive a fiscal year target bonus of up to 40% of base salary, subject to the achievement of performance targets or criteria established by the Board for such year. The Zarrabian Employment Agreement may be terminated by the Company with or without cause (as defined therein). In the event the Company terminates Mr. Zarrabian’s employment without cause, or if Mr. Zarrabian resigns for good reason (as defined in the Zarrabian Employment Agreement), the Company will be required to pay Mr. Zarrabian continued payment of his base salary for nine months, any earned, but unpaid bonus for the preceding year, and a prorated bonus for the year of termination based on performance through the date of termination. In addition, in that event Mr. Zarrabian will be provided an additional six months of vesting credit for any outstanding stock options, and continued health coverage during the severance period. In the event that a termination of Mr. Zarrabian’s employment under such circumstances occurs during a period beginning 60 days before a definitive corporate transaction agreement is entered into that would result in a change in control (as defined in the Zarrabian Employment Agreement), or within 12 months following a change in control, the foregoing separation pay and benefits will apply except that his base salary will continue for 12 months (instead of nine months), he will receive 100% of his target bonus (rather than a prorated bonus), and his stock options will be fully vested.

In connection with Mr. Zarrabian’s appointment as Head of Strategic Partnerships, the vesting terms of Mr. Zarrabian’s currently outstanding unvested stock option were amended, such that an aggregate of 754,175 shares subject to such stock option that are currently unvested and subject to continued service requirements will now be subject to vesting based on both Mr. Zarrabian’s continued service and achievement of certain milestones established by the Board.

The Hoffman Employment Agreement and the Zarrabian Employment Agreement contain customary non-solicit and non-competition provisions.

The foregoing is a summary of the material terms of the Hoffman Employment Agreement and the Zarrabian Employment Agreement and does not purport to be complete. Forms of each of the Hoffman Employment Agreement and the Zarrabian Employment Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated November 8, 2021, by and between the Company and Robert Hoffman.
10.2	Second Amended Employment Agreement, dated November 8, 2021, by and between the Company and Saiid Zarrabian.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTARA THERAPEUTICS, INC.

Date: November 12, 2021	By:	/s/ Scott Praill
Name: Scott Praill
Title: Chief Financial Officer